Exhibit 107

CALCULATION OF FILING FEE TABLE
FORM S-8
(Form Type)

PEAKSTONE REALTY TRUST
(Exact Name of Registrant as Specified in its Charter)

Table I: Newly Registered Securities

Plan	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Peakstone Realty Trust Second Amended and Restated Employee and Trustee Long-Term Incentive Plan	Equity	Common Shares, $0.001 par value per share	Rule 457(c) and 457(h)	1,322,448(2)	$10.98(3)	14,520,479.04 (3)	0.00014760	$2,143.23

	Total Offering Amounts					$14,520,479.04		$2,143.23
	Total Fee Offsets							$—
	Net Fee Due							$2,143.23

(1)
In accordance with Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this registration statement on Form S-8 shall be deemed to cover any additional securities that may from time to time be offered or issued under the Peakstone Realty Trust Second Amended and Restated Employee and Trustee Long-Term Incentive Plan (the “Plan”) to prevent dilution resulting from stock splits, stock dividends, share combinations or similar recapitalizations or transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)
Consists of (i) 1,285,700 common shares of beneficial interest, par value $0.001 per share (“Common Shares”) that became authorized for issuance pursuant to the Plan pursuant to that certain First Amendment to the Plan, which was approved by the Registrant’s shareholders at the Registrant’s annual meeting of shareholders held on June 18, 2024, and (ii) 36,748 additional Common Shares that, in accordance with the Plan, have become available for issuance under the Plan to the extent that awards under the Plan have been terminated, cancelled or expired.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices per Common Share as reported on The New York Stock Exchange on June 24, 2024.